Exhibit 2.10

AMENDMENT NO. 1 TO
ACQUISITION AND JOINT DEVELOPMENT AGREEMENT

THIS AMENDMENT NO. 1 TO ACQUISITION AND JOINT DEVELOPMENT AGREEMENT (the “Amendment”) made and entered into as of this 31st day of December, 2009, by and between Anderson Oil, Ltd., a Texas limited partnership (“Anderson Oil”), JRC Revocable Trust (the “JRC Trust”), Beard 1988 CRUT, LLC, an Oklahoma limited liability company (“Beard CRUT”), Salbertson, LLC, a Texas limited liability company (“Salbertson”), Hue Green, LLC, an Oklahoma limited liability company (“Green”), RSE Energy, LLC, an Oklahoma limited liability company (“RSE”), True Energy Exploration, LLC, an Oklahoma limited liability company (“True Energy”), Royal Energy, LLC, an Oklahoma limited liability company (“Royal Energy”), The Beard Company, an Oklahoma corporation (“Beard”), Subsurface Minerals Group, LLC, an Oklahoma limited liability company (“SMG”) and Beard Oil Company, a Delaware corporation (the “Operator”) with respect to the following:

RECITATIONS

WHEREAS, effective June 30, 2009, Beard Dilworth, LLC, an Oklahoma limited liability company (“BDLLC”), RSE, True Energy, Royal Energy, Beard, SMG and the Operator entered into that certain Acquisition and Joint Development Agreement (the “Original JDA”).

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Original JDA.

WHEREAS, pursuant to the terms of the Original JDA, BDLLC sold Working Interests in the Dilworth Field to RSE, True Energy and Royal Energy and the parties to the Original JDA agreed upon and set forth certain terms that they had agreed upon with respect to the exploration, development and production of Oil and Gas from the Dilworth Field.

WHEREAS, effective December 31, 2009, BDLLC is dissolving and distributing its Dilworth Field Working Interest to its members: (i) Anderson Oil, (ii) the JRC Trust, (iii) Beard, (iv) Beard CRUT; and (v) Green.

WHEREAS, immediately following its receipt of its Dilworth Field Working Interest, Beard CRUT is transferring its BPO Working interest to Salbertson, reserving unto itself a 90% net profits overriding royalty interest (the “Net Profits Interest”).

WHEREAS, the Original JDA must be amended to (i) remove BDLLC as a party, (ii) add Anderson Oil, JRC Trust, Beard CRUT, Salbertson and Green as parties; and (iii) reflect the transfer of the Dilworth Field Working Interests from BDLLC to its members (and Beard CRUT’s subsequent transfer of its Dilworth Field Working Interest to Salbertson).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and conditions set forth below, the Parties agree to amend the Original JDA as set forth herein:

1

ARTICLE I

PURCHASE AND SALE; CLOSING

1.1 Definitions.

(a) Anderson Oil, JRC Trust, Beard CRUT, Salbertson and Green are included in the definition of “Dilworth Field Owners” and “Parties.”

(b) Anderson Oil, JRC Trust, Beard CRUT, Salbertson, Green and Beard are collectively referred to herein as the “Former BDLLC Members.”

1.2 Amendment to Section 1.1 of Original JDA.  Section 1.1(c) of the Original JDA is amended to read as follows:

“(c)         The Relative Interests of the Parties.  The Dilworth Field Owners agree that their respective Working Interest ownership in the Dilworth Field Working Interest after Payout (“APO”) shall be as set forth in Section  3.5 hereof, and that before Payout (“BPO”) such interests shall be as follows:

Dilworth Field Owner	BPO Working Interest
RSE	60.2857142880%
True Energy	7.5357142860%
Royal Energy	7.5357142860%
Anderson Oil	4.2857132140%
JRC Trust	7.1428553560%
Salbertson	2.8571421430%
Green	0.3571489290%
Beard	9.9999974980%
SMG	0.0000000000%”

1.3 Amendment to Section 2.3(a) of Original JDA.  Section 2.3(a) of the Original JDA is amended to read as follows:

“(a)         Firm Capital Commitments.  Each Dilworth Field Owner hereby covenants, agrees and commits to provide capital to fund the Development Plan up to the amount set forth with respect to each Dilworth Field Owner in the table below (the “Firm Capital Commitments”).

Party	Firm Capital Commitment
RSE	$3,811,262.85
True Energy	$476,407.86
Royal Energy	$476,407.86
Anderson Oil	$88,855.88
JRC Trust	$148,093.13
Salbertson	$59,237.25
Green	$7,404.79
Beard	$207,330.38
SMG	$0.00

2

The Former BDLLC Members shall be treated as paying their pro rata share of any Firm Capital Commitments paid by BDLLC prior to the date of this Amendment based on each such Former BDLLC Member’s BPO Working Interest compared to the aggregate BPO Working Interest of all the Former BDLLC Members. The Former BDLLC Members hereby represent and warrant that, prior to the date of this Amendment, BDLLC paid 100% of the Firm Capital Commitments required to be paid by the Former BDLLC Members as set forth in the table above.”

1.4 Amendment to Section 3.1 of Original JDA.  Section 3.1(c) of the Original JDA is amended to read as follows:

“(c)         with respect to the Former BDLLC Members only, each Former BDLLC Member’s pro rata share of $1,214,078.57 (which is an amount equal to the amount BDLLC initially paid for the Dilworth Field Working Interest, including expenses ($1,725,000) less the amount of the Firm Capital Commitment originally required to be paid by BDLLC but now payable by Anderson Oil, JRC Trust, Salbertson, Beard and Green ($510,921.43)) based on each such Former BDLLC Member’s BPO Working Interest compared to the BPO Working Interest of all the Former BDLLC Members;”

1.5 Amendment to Section 3.4 of the Original JDA.  Section 3.4 of the Original JDA is amended to replace all references to “BDLLC” with “the Operator.”

1.6 Amendment to Section 3.5 of the Original JDA.  Section 3.5 of the Original JDA is amended to read as follows:

“3.5          After Payout Working Interests.  As soon as practicable following the date that the last BPO Working Interest Owner executes and delivers the Payout Acknowledgement to the Operator (the “Deemed Payout Date”) but in no event more than 10 days following the Deemed Payout Date, each BPO Working Interest Owner shall execute and deliver to Beard and/or SMG an Assignment, Conveyance and Bill of Sale in substantially the form attached hereto as Exhibit C (the “APO Assignment”), effective as of the Deemed Payout Date, conveying to Beard and/or SMG record title in the percentage of Dilworth Field Working Interests set forth for each BPO Working Interest Owner in the table below (the “After Payout Assignments”).  The following table also sets forth the Dilworth Field Working Interests to be owned by each Party immediately following the effectiveness of the After Payout Assignments (the “APO Working Interest”) and indicates whether the After Payout Assignment is to be assigned to Beard and/or SMG.

Party	BPO Working Interest	After Payout Assignment	APO Working Interest	Assignee of APO Working Interest
RSE	60.2857142880%	36.1714285760%	24.1142857120%	SMG
True Energy	7.5357142860%	4.5214285720%	3.0142857140%	SMG
Royal Energy	7.5357142860%	4.5214285720%	3.0142857140%	SMG
Beard	9.9999974980%	4.785714280%	13.999999000%	SMG
Anderson Oil	4.2857132130%	2.5714279270%	1.7142852860%	Beard
JRC Trust	7.1428553560%	4.2857132120%	2.8751421440%	Beard
Salbertson	2.8571421420%	1.7142852850%	1.1428568570%	Beard
Green	0.3571489280%	0.2142893570%	0.1428595710%	Beard
SMG	0.000000000%	-	50.00000000%	-

3

1.7 Amendment to Section 7.9 of the Original JDA.  Section 7.9 of the Original JDA shall be amended to add the following notice addresses:

Notices to Anderson Oil:                                                           Anderson Oil Ltd.
5005 Woodway, Suite 300
Houston, TX 77056
Fax:  (713) 652-9002
Email:  andersonoil@andersonoilltd.com

Notices to JRC Trust:                                                           JRC Revocable Trust
Jackie R. Cooper, Trustee
6703 N.W. Grand Blvd.
Oklahoma City, OK 73116
Fax:  (405) 753-7001
Email: jcooper@cooperbmw.com

Notices to Beard CRUT:                                                           Beard 1988 CRUT, LLC
301 N.W. 63rd Street, Suite 400
Oklahoma City, OK 73116
Attention:  William M. Beard
Fax:  (405) 842-9901
Email:  bbeard@beardco.com

Notices to Salbertson:                                                           Salbertson, LLC
7423 Azalea Lane
Dallas, TX 75230
Fax:  (214) 361-6513
Email: rebel@rebelcpa.com

Notices to Green:                                                           Hue Green, LLC
301 N.W. 63rd Street, Suite 400
Oklahoma City, OK 73116
Attention:  Hue Green
Fax:  (405) 842-9901
Email:  hgreen@beardco.com

1.8 Amendment to Exhibit C of the Original JDA.  The form of Assignment, Conveyance and Bill of Sale for the After Payout Assignments attached as Exhibit C to the Original JDA shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

1.9 Beard CRUT’s Net Profits Interest.  Beard CRUT hereby acknowledges and agrees that its Net Profits Interest on Salbertson LLC’s Dilworth Field Working Interest is subject to the terms and conditions set forth in the Original JDA as amended by this Amendment.

1.10 Joint Operating Agreement.  The Former BDLLC Members acknowledge that they have received a copy of the Joint Operating Agreement dated June 30, 2009 related to the Dilworth Field Working Interests.  The Former BDLLC Members acknowledge that, pursuant to the terms of the Joint Operating Agreement, the Former BDLLC Members are deemed to be a party to the Joint Operating Agreement as of the date of this Amendment, and hereby agree to be bound by the Joint Operating Agreement.

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1.11 Joinder to Original JDA.  Each Former BDLLC Members agrees to become a party to, to be bound by, and to comply with all of the provisions of the Original JDA, as amended by this Amendment, in each case in the same manner as if the Former BDLLC Member was an original signatory to the Original JDA.

1.12 Entire Agreement.  This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Original JDA which are not inconsistent with this Amendment shall remain in full force and effect.

1.13 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been signed by and on behalf of each of the Parties as of December 31, 2009.

RSE Energy, LLC

By:	/s/ David Taylor
Name: David Taylor
Title: Manager

True Energy Exploration, LLC

By:	/s/ Robert R. Cantrell
Name: Robert R. Cantrell
Title: Manager

Royal Energy, LLC

By:	/s/ Robert R. Cantrell
Name: Robert R. Cantrell
Title: Manager

The Beard Company

By:	/s/ Herb Mee, Jr.
Name: Herb Mee, Jr.
Title: President

Anderson Oil, Ltd.

By:	/s/ Neal Anderson
Name: Neal Anderson
Title: Vice President

JRC Revocable Trust

By:	/s/ Jackie R. Cooper
Name: Jackie R. Cooper
Title: Trustee

Beard 1988 CRUT, LLC

By:	/s/ W.M. Beard
Name: W.M. Beard
Title: Manager

Salbertson, LLC

By:	/s/ Rebel L. Robertson
Name: Rebel L. Robertson
Title: Manager

Hue Green, LLC

By:	/s/ Hue Green
Name: Hue Green
Title: Manager

Subsurface Minerals Group, LLC

By:	/s/ Scott Small
Name: Scott Small
Title: Manager

Beard Oil Company

By:	/s/ Herb Mee, Jr.
Name: Herb Mee, Jr.
Title: President

5

EXHIBIT A

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, THE BEARD COMPANY, an Oklahoma corporation, ANDERSON OIL, LTD., a Texas limited partnership, JRC REVOCABLE TRUST, SALBERTSON, LLC, a Texas limited liability company, HUE GREEN, LLC, an Oklahoma limited liability company, RSE ENERGY, LLC, an Oklahoma limited liability company, TRUE ENERGY EXPLORATION, LLC, an Oklahoma limited liability company, and ROYAL ENERGY, LLC, an Oklahoma limited liability company, (collectively, the “Assignors”), are the owners of certain rights, title and interest in, to and under certain lands situated in Kay County, Oklahoma, as more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Dilworth Field”), including but not limited to a 100% working interest in and to all oil, gas and other minerals and all other substances, including but not limited to magnesium, bromine, and other elements underlying and which might be produced from, and certain fee interests covering land within, the Dilworth Field;

WHEREAS, for purposes of this Assignment, Conveyance and Bill of Sale (the “Assignment”), the term “Properties” shall mean the aggregate of all rights, titles, and interests owned by Assignors in, to and under the Dilworth Field, including without limitation all of the following:

(a) All oil, gas, and other minerals, and all other substances, including but not limited to magnesium, bromine, and other elements underlying and which might be produced from the Dilworth Field;

(b) All surface rights, fee interests, yards, and surface leases in or on the Dilworth Field, together with all improvements thereon and the appurtenances thereunto belonging;

(c) All oil and gas leases, all oil, gas and mineral leases, all brine leases, undeveloped leasehold, and all licenses, permits and orders which authorize or relate to the exploration for and production of oil, gas and other minerals and for the production of brine from the Dilworth Field;

(d) All wells, personal property, fixtures, gathering systems, plants, inventory, equipment and improvements located on the Dilworth Field, or used or obtained in connection with the ownership, exploration, development or operation of the Properties, or the production, sale, processing, treating, storing, gathering, transportation or disposal of hydrocarbons, water or any other substances produced therefrom or attributable thereto, to the extent in any way pertaining to or used in connection with the Dilworth Field;

(e) All contracts, agreements, leases, licenses, easements, rights under orders of regulatory authorities having jurisdiction with respect to, and other properties and rights of every nature whatsoever in or incident to the ownership, exploration, development, use or occupancy of the Properties or any interest therein, or the production, sale, processing, treating, storing, gathering, transportation or disposal of hydrocarbons, water or any other substance produced therefrom or attributable thereto to the extent applicable to the Properties, including, without limitation, all mineral, royalty, overriding royalty, production payment, net profits and other rights and interests in or to share in the proceeds from the sale of production from the Properties, and all rights and obligations relating to gas underproduction and overproduction (including the right and obligation to balance in kind or by cash payment); and

(f) All other rights and interests of every nature whatsoever owned by Assignor in any way relating to the Dilworth Field;

WHEREAS, on June 30, 2009, Beard Dilworth, LLC, an Oklahoma limited liability company (“BDLLC”), which at that time owned a 100% undivided interest in the Properties, executed an Assignment, Conveyance and Bill of Sale (recorded in Book 1467, at pages 0241-0245 in the records of the County Clerk of Kay County, Oklahoma) assigning an undivided 75.35714286% interest in the Properties on a “before-payout” basis (the “BPO Assignment”);

WHEREAS, after the BPO Assignment, BDLLC retained an undivided 24.64285714% interest in the Properties (the “BDLLC Retained Interest”);

WHEREAS, on December 31, 2009, BDLLC dissolved and terminated its existence as a limited liability company under the laws of the State of Oklahoma and, in connection with such dissolution, executed an Assignment, Conveyance and Bill of Sale transferring the BDLLC Retained Interest and the Reversionary Interest (defined below) to its members on a pro rata basis in accordance with their ownership of BDLLC (the “BDLLC Dissolution Assignment”);

WHEREAS, the BPO Assignment and the BDLLC Dissolution Assignment were expressly made subject to that certain Acquisition and Joint Development Agreement, dated June 30, 2009, as amended December 31, 2009 (the “Joint Development Agreement”);

WHEREAS, in the BPO Assignment, BDLLC reserved a presently-effective reversionary interest at Payout, as such term is defined and described in Section 3.5 of the Joint Development Agreement (the “Reversionary Interest”), such that, upon Payout, an undivided interest in the Properties would revert to BDLLC such that the undivided interests in the Properties owned upon Payout would be the APO Working Interests, as such term is defined and described in Section 3.5 of the Joint Development Agreement (“APO Working Interests”), of the parties to the Joint Development Agreement;

WHEREAS, in the BDLLC Dissolution Assignment, BDLLC transferred the Reversionary Interest to its members subject to the terms of the Joint Development Agreement;

AND WHEREAS, the Assignors acknowledge that Payout occurred on the effective date of this Assignment.

NOW, THEREFORE, Assignors, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, do hereby grant, bargain, sell, convey and assign all of Assignors’ rights, titles, and interests to the Properties unto the persons, including the Assignors, whose names are set forth below opposite their respective undivided interests (collectively, the “Assignees”), to be owned by the Assignees as tenants-in-common, as follows:

Assignees	Interest
RSE Energy, LLC, an Oklahoma limited liability company	24.1142857120%
True Energy Exploration, LLC, an Oklahoma limited liability company	3.0142857140%
Royal Energy, LLC, an Oklahoma limited liability company	3.0142857140%
The Beard Company, an Oklahoma corporation	13.999999000%
Anderson Oil, Ltd., a Texas limited partnership	1.7142852860%
JRC Revocable Trust	2.8751421440%
Salbertson, LLC, a Texas limited liability company	1.1428568570%
Hue Green, LLC, an Oklahoma limited liability company	0.1428595710%
Subsurface Minerals Group, LLC, an Oklahoma limited liability company	50.000000000%
Total	100.000000000%

This Assignment is made with warranty of title against those claiming by, through or under Assignors but not otherwise, but is made with full substitution and subrogation unto Assignees of all representations and warrantees previously given by Assignor’s predecessors in interest.

TO HAVE AND TO HOLD the same unto Assignees, their successors and assigns.

This Assignment is executed on the date of its acknowledgement; however, the same shall be effective for all purposes as of 7:00 a.m., CST, on ____________, 20__.

ANDERSON OIL, LTD., a Texas limited partnership

By: ______________________________________
Name: Neal Anderson
Title: Vice President

JRC Revocable Trust

______________________________________
Jackie R. Cooper, Trustee

SALBERTSON, LLC, a Texas limited liability company

______________________________________
Rebel L. Robertson, Manager

HUE GREEN, LLC, an Oklahoma limited liability company

___________________________________________
Hue Green, Manager

THE BEARD COMPANY, an Oklahoma corporation

___________________________________________
Herb Mee, Jr., President

RSE ENERGY, LLC, an Oklahoma limited liability company

___________________________________________
David Taylor, Manager

ROYAL ENERGY, LLC, an Oklahoma limited liability company

___________________________________________
Robert R. Cantrell, Manager

TRUE ENERGY EXPLORATION, LLC, an Oklahoma limited liability company

___________________________________________
Robert R. Cantrell, Manager

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Neal Anderson, as the Vice President of Anderson Oil, Ltd., a Texas limited partnership, on behalf of the partnership.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Jackie R. Cooper, as the Trustee of JRC Revocable Trust, on behalf of the trust.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Rebel L. Robertson, as the Manager of Salbertson, LLC, a Texas limited liability company, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Hue Green, as the Manager of Hue Green, LLC, an Oklahoma limited liability company, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Herb Mee, Jr., as the President of The Beard Company, an Oklahoma corporation, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by David Taylor, as the Manager of RSE Energy, LLC, an Oklahoma limited liability company, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Robert R. Cantrell, as the Manager of Royal Energy, LLC, an Oklahoma limited liability company, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number:_____________________

STATE OF OKLAHOMA	)
) ss.
COUNTY OF ________________	)

This instrument was acknowledged before me on the ______ day of ______________, 20__, by Robert R. Cantrell, as the Manager of True Energy Exploration, LLC, an Oklahoma limited liability company, on behalf of the company.

__________________________________________
Notary Public
My commission expires:______________________
My commission number______________________

EXHIBIT “A”

DESCRIPTION OF DILWORTH FIELD

Section	LEGAL DESCRIPTION
17	NW/4 of Section 17-28N-1E
17	SW/4 of Section 17-28N-1E
17	S/2 NE/4 SE/4 & NE/4 NE/4 SE/4 & NW/4 NE/4 SE/4 & NW/4 SE/4 of Section 17-28N-1E
17	SE/4 SE/4 & SE/4 SW/4 SE/4 & SW/4 SW/4 SE/4 & N/2 SW/4 SE/4 of Section 17-28N-1E
18	NE/4 of Section 18-28N-1E
20	W/2 NW/4 NE/4 of Section 20-28N-1E
20	NW/4 of Section 20-28N-1E